                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  PROGRESSIVE TELECOMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION
                        601 CLEVELAND STREET, SUITE 930
                           CLEARWATER, FLORIDA 33755

                          ---------------------------

                            NOTICE OF ANNUAL MEETING

                          ---------------------------

                                                               February 29, 2000

     NOTICE IS HEREBY given that the Annual Meeting of the stockholders of Progressive Telecommunications Corporation (the "Company"), will be held at the office of BusinessMall.Com, Inc., 18489 US Highway 19 North, Clearwater, Florida 33764, on March 24, 2000 at 2:00 P.M., for the following purposes:

          1. To elect a Board of Directors.

          2. To approve the Company's 2000 Equity Incentive Plan which is annexed hereto as Exhibit A.

          3. To approve an amendment to the Company's certificate of incorporation to change the name of the Company to BusinessMall.Com, Inc., which amendment is annexed hereto as Exhibit B.

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on February 21, 2000 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the 2000 Annual Meeting of stockholders. Only stockholders of record as of the close of business on February 21, 2000 will be entitled to notice of and to vote at the annual meeting.

     Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

     THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                       By Order of the Board of Directors
                                       James C. Watson, Secretary

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION
                        601 CLEVELAND STREET, SUITE 930
                           CLEARWATER, FLORIDA 33755

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                                                               February 29, 2000

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the 2000 Annual Meeting of stockholders (the "Meeting") of Progressive Telecommunications Corporation (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or about February 29, 2000. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

     Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein and in favor of proposal Nos. 2 and 3. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

     PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

     The mailing address of the principal executive offices of the Company is 601 Cleveland Street, Suite 930, Clearwater, FL 33755. The annual report of the Company for the fiscal year ended September 30, 1999 ("Fiscal 1999") including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board of Directors be comprised of three to nine directors. The Board of Directors have, pursuant to the by-laws, fixed the number of directors to serve until the next annual meeting of stockholders at six. Therefore, six directors are to be elected until the next annual meeting or until their successors have been elected and qualified. Proxies are solicited in favor of the nominees named below, all of whom, except Michael Kogan and Charlie Meeks are now serving as directors. In the event one or more of the nominees is unable to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. The Company is unaware of any information which would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the board.

                                        DIRECTOR
NAME                              AGE    SINCE              PRESENT TITLE
----                              ---   --------            -------------
Barry Shevlin...................  29      1999     President, CEO and Chairman of
                                                     the Board
James C. Watson.................  44      1999     Executive Vice President, Chief
                                                     Technology Officer and
                                                     Director
Dr. Howard Tackett..............  56      1999     Vice President, Strategic
                                                   Support, Director
James Wallace...................  51      1999     Director
Michael Kogan...................  40       N/A     Director of Operations
Charlie M. Meeks................  44       N/A     Director

     BARRY SHEVLIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER: Mr. Shevlin is the founder of Progressive. In addition to the day-to-day executive responsibilities, he has the authority for all corporate finance and investor relations matters. Prior to founding Progressive, he was a contractor to Time Warner engaged in marketing and satellite services in Florida. While at Time Warner, he designed marketing programs for the State of Florida. These programs were among the most successful in the country. Prior to consulting for Time Warner, Mr. Shevlin served as a consultant to Intellectual Properties Associates in Florida. Mr. Shevlin played a key role in the development of software for small business customers. He also gained extensive experience in the management and administration of small to mid-sized companies.

     JAMES C. (CHRIS) WATSON, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY
OFFICER: Mr. Watson is responsible for design, development and management of Progressive's technology and infrastructure, including its network, new service and billing and support systems. He is a specialist in advanced communications systems, networks and applications. Mr. Watson has extensive experience in the operation of interchange carrier platforms, billing systems and facilities. He was a co-founder and officer of CCC Communications. Prior to CCC Communications, Mr. Watson owned a telecommunications consulting agency specializing in the technology, operational and regulatory issues affecting carriers.

     DR. HOWARD TACKETT, VICE PRESIDENT, STRATEGIC SUPPORT:   Dr. Tackett has
assisted the Company in the development of its key infrastructure and support systems. He has also provided the Company with the benefit of his extensive executive-level management experience. He is a graduate of Palmer College, Davenport, Iowa with a Doctor of Chiropractic Degree. In 1980, he founded Tackett Chiropractic Clinics, which grew to become the largest multi-office group of Chiropractic Clinics in southeastern Virginia. He served as CEO of Tackett Chiropractic Clinics and has been a member of the Board of Managed Care of Virginia. Dr. Tackett devoted his time to customer support for Progressive Telecommunication's plans and programs.

     JAMES WALLACE, DIRECTOR: Mr. Wallace was elected to the Board of Progressive Telecommunications November 4, 1999. Prior to joining Progressive Mr. Wallace was founder and president of Wallace Insurance Agency, an independent insurance agency specializing in the administration of Health, Life and Disability benefits for National and publicly traded companies. In 1975 Mr. Wallace founded Wallace Development Company, a real estate developing company specializing in the rental properties. Mr. Wallace still owns and operates both companies. He was educated at the University of Georgia, majoring in Risk Management, Insurance and Finance.

     MICHAEL H. KOGAN, DIRECTOR OF OPERATIONS: Mr. Kogan became a consultant to the Company in September 1999. Mr. Kogan was integrally involved in the development of BusinessMall. Mr. Kogan became Director of Operations of BusinessMall.com on December 9, 1999. Mr. Kogan is responsible for the day to day operations of BusinessMall. From 1995 to the present, Mr. Kogan has been the President of Penultimate Management Systems Ltd., a company engaged in managing businesses, residential cooperative corporations, condominium associations, commercial real estate and rental properties. In 1983, Mr. Kogan founded AK&S Contractors, one of the first companies to specialize in re-insulation after asbestos removal. Mr. Kogan remained with this company until 1992. From 1983 to present, Mr. Kogan has been an independent consultant to approximately (20) small and mid sized enterprises. Mr. Kogan assisted these enterprises in creating and implementing operational management software and procedures in such diverse industries including construction, advertising, transportation, security, property management, satellite TV and information technology.

     CHARLIE M. MEEKS, DIRECTOR: Mr. Meeks, founder of Meeks, Dorman & Company, has been the auditor for Progressive Telecommunications for the past two years until his resignation in February of this year. Mr. Meeks founded C.M. Meeks & Company, P.A. currently known as Meeks, Dorman & Company) in October 1996. Prior to that, for the past eighteen years, Mr. Meeks has been an independent accountant, providing accounting services to growing businesses and individuals. Mr. Meeks has worked in both international and public accounting firms and in the private sector. During Mr. Meek's tenure in public accounting, he has worked with clients in various industries such as wholesale, manufacturing, retail, professional services, agriculture, banking and construction. In the private sector Mr. Meeks served as controller to a medium sized manufacturing company. Mr. Meeks received his Bachelor of Science degree from the University of Central Florida majoring in Business Administration and minoring in Computer Science. Mr. Meeks is a member of the American and Florida Institutes of Certified Public Accountants and is registered with the Florida State Board of Accountancy as a CPA.

                                 PROPOSAL NO. 2

                           2000 EQUITY INCENTIVE PLAN

     On February 10, 2000, the Board of Directors of the Company adopted the Progressive Telecommunications Corporation 2000 Equity Incentive Plan (the "Plan") and directed that it be presented to the stockholders for their approval and adoption. The Incentive Plan designates a Stock Option Committee appointed by the Board of Directors and authorizes the Stock Option Committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, until February 1, 2010, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 2,000,000 shares of the common stock of the Company. The initial members of the Stock Option Committee are Barry Shevlin, James Wallace, and Dr. Howard Tackett.

     The following is a general description of certain features of the Incentive
Plan:

     1. Eligibility. Officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Director Stock Options.

     2. Administration. The Incentive Plan is administered by the Stock Option Committee of the Company. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Incentive Plan.

     3. Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986 and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option.

     4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Stock Option Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

     5. Restricted Stock. Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine, which may include the attainment of performance goals. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property.

     6. Deferred Stock. Deferred stock awards may also be made under the Plan. These are non-transferable awards entitling the recipient to receive common stock of the Company without any payment in cash or property in one or more installments at a future date or dates, as determined by the Stock Option Committee. Receipt of deferred stock may be conditioned on such matters as the Stock Option Committee shall determine, including continued employment or attainment of performance goals.

     7. Loan Provisions. The Incentive Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to employees in connection with the exercise of options or the payment of any purchase price for restricted stock granted under the Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.

     8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

     9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

     10. Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

     11. Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

STOCKHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the adoption of the above-described plan.

     The Board of Directors recommends a vote FOR the adoption of the 2000 Equity Incentive Plan.

                                 PROPOSAL NO. 3

           AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
             TO CHANGE THE COMPANY'S NAME TO BUSINESSMALL.COM, INC.

     The Company's main business focus has shifted from being solely a provider of telecommunications products to a business to business e-commerce venture. While we continue to offer telecommunications products, our business model has become more diverse and calls for all of our current products to be offered through the Company e-commerce website, BusinessMall.Com. Accordingly, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to change the name of the Company to BusinessMall.Com, Inc. In management's opinion this new name better reflects the Company's plans for the future.

     The change of corporate name will become effective upon the filing with the Secretary of State of Nevada, an amendment to the Company's Certificate of Incorporation, which states that, upon the filing of the Certificate of Amendment, the name of the Corporation will be BusinessMall.Com, Inc.

STOCKHOLDER VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares outstanding on the record date is required for the adoption of the proposed amendment.

     The Board of Directors recommends a vote FOR the adoption of the amendment to the Company's Restated Certificate of Incorporation.

                       VOTING SECURITIES AND RECORD DATE

     Holders of Common Stock of the Company of record at the close of business on February 21, 2000 are entitled to notice and to vote at the Meeting. At the close of business on February 21, 2000, the Company had 11,608,922 shares of Common Stock outstanding, each of which entitled the holder thereof to one vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 21, 2000, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company and by all executive officers and directors of the Company, as a group:

                                                                  PERCENTAGE OF
                                                                   OUTSTANDING
                                               AMOUNT OF             COMMON
NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)       STOCK
------------------------                -----------------------   -------------
Barry Shevlin.........................          1,104,398(2)           9.4%
Tom Chubokas..........................          1,450,645(3)          12.5%
James C. Watson.......................            796,084              6.9%
Dr. Howard Tackett....................            232,153              2.0%
James Wallace.........................          1,720,500(4)          13.9%
All directors and executive Officers
  as a group (5 persons)..............          5,303,780(5)          42.5%

-------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in regulations promulgated under the Securities Exchange Act of 1934 and accordingly may include securities owned by or for, among others, the spouse and/or minor children of an individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days of the date hereof through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 11,608,922 shares of common stock outstanding as of February 21, 2000.

(2) Includes 120,000 shares which may be obtained upon the exercise of outstanding warrants.

(3) Includes 35,385 shares for which Mr. Chubokas acts as a custodian.

(4) Includes 750,000 shares which may be obtained upon the exercise of outstanding warrants.

(5) Includes a total of 870,000 shares which may be obtained by officers and directors upon the exercise of outstanding warrants.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1999 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

GENERAL

     During Fiscal 1999, the Company paid no director's fees. All directors are reimbursed for travel and other expenses relating to attendance at board meetings. Directors who are officers of the Company receive no additional compensation for service on the board. During Fiscal 1999, the Board of Directors met formally thirteen times. All directors attended all of the meetings.

     The Board of Directors expects to establish an Audit Committee. The primary purposes of the Audit Committee will be (i) to review the scope of the audit to be performed; (ii) to meet with the Company's independent certified public accountants to review the results of the audit; (iii) to review with the Company's independent certified public accountants the Company's internal auditing proceedings and controls; (iv) to make recommendations regarding the selection of the Company's independent certified public accountants; and (v) to review the Company's quarterly financial statements prior to public issuance.

     In the absence of a compensation, stock option or special committee comprised of a majority of independent directors, the Audit Committee will review any transaction of the Company in which a director or officer has a material interest.

                             EXECUTIVE COMPENSATION

     The following table sets forth in summary form the compensation earned by our Chief Executive Officer and our four other highest paid executive officers (the "Named Officers").

                                                                                    LONG-TERM
                                    ANNUAL COMPENSATION                           COMPENSATION
                                ----------------------------   OTHER ANNUAL   SECURITIES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY(1)    BONUS(2)   COMPENSATION          OPTIONS          COMPENSATION
---------------------------     ----   ---------    --------   ------------   ---------------------   ------------
Barry Shevlin.................  1999   $156,153(3)       --          --                  --                 --
  CEO & President.............  1998   $110,577          --          --                  --                 --
Tom Chubokas..................  1999   $133,970(4)  $50,000          --                  --                 --
  Former President............  1998   $ 60,100          --          --                  --                 --
James C. Watson...............  1999   $115,492(5)  $50,000          --                  --                 --
  Executive Vice President....  1998   $ 60,100          --          --                  --                 --
Dr. Howard Tackett............  1999   $104,039(6)       --          --                  --                 --
  Vice President..............  1998   $ 60,577          --          --                  --                 --

-------------------------

(1) Includes salaries paid to each person by Progressive Florida or CCC Communications, which were paid to the respective person prior to the acquisition by Marquee.

(2) Does not include 50,000 shares of the Company's Common Stock paid each to Mr. Tom Chubokas and Mr. James C. Watson as a signing bonus to their respective employment agreements.

(3) Includes $26,923 of accrued salary.

(4) Includes $17,016 of accrued salary.

(5) Includes $8,077 of accrued salary.

(6) Includes $1,346 of accrued salary.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Shevlin for a term of five years with an option of additional one-year terms. The agreement provides for annual compensation of $140,000 during the term of the employment and entitles Mr. Shevlin to certain fringe benefits, including an automobile stipend equal to $600 per month, medical insurance, disability benefits and life insurance coverage. The agreement also provides certain incentive compensation if the Company achieves certain sales levels. Mr. Shevlin has agreed during the term of his agreement and one (1) thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause Mr. Shevlin will be entitled to a lump sum payment of $75,000 times the number of years of employment by the Company.

     The Company entered into an employment agreement with Dr. Tackett for a term of five years with an option for additional one-year terms. The agreement provides for annual compensation of $85,000 during the term of the employment and entitles Dr. Tackett to certain fringe benefits, including medical insurance, disability benefits and life insurance coverage. The agreement also provides certain incentive compensation if the Company achieves certain sales levels. Dr. Tackett has agreed during the term of his agreement and one (1) thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause Dr. Tackett will be entitled to a lump sum payment of $50,000 times the number of years of employment by the Company.

     The Company entered into an employment agreement with Mr. Chubokas for a term of three years with an option for an additional two years. Upon signing, Mr. Chubokas received a signing bonus of $50,000 and 50,000 shares of the Company's common stock. The agreement provides for annual compensation of $140,000 during the term of the employment and entitles Mr. Chubokas to certain fringe benefits, including an automobile stipend equal to $600 per month, medical insurance, disability benefits and life insurance coverage. The agreement also provides certain incentive compensation if the Company achieves certain sales levels. Mr. Chubokas has agreed during the term of his agreement and one (1) thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause Mr. Chubokas will be entitled to a lump sum payment of $75,000 times the number of years of employment by the Company.

     The Company entered into an employment agreement with Mr. Watson for a term of three years with an option for an additional two years. Upon signing, Mr. Watson received a signing bonus of $50,000 and 50,000 shares of the Company's common stock. The agreement provides for annual compensation of $120,000 during the term of the employment and entitles Mr. Watson to certain fringe benefits, including an automobile stipend equal to $500 per month, medical insurance, disability benefits and life insurance coverage. The agreement also provides certain incentive compensation if the Company achieves certain sales levels. Mr. Watson has agreed during the term of his agreement and one (1) thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause Mr. Watson will be entitled to a lump sum payment of $75,000 times the number of years of employment by the Company.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors did not, during Fiscal 1999, have a compensation or similar committee. Accordingly, the full Board of Directors is responsible for determining and implementing the compensation policies of the Company.

     The Board's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Board also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and a long-term compensation in the form of stock options. Compensation levels for executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Board considers the Company's financial position and cash flow in making compensation decisions.

     The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From October 8, 1999 through December 17, 1999, Mr. James Wallace, a director of the Company, has funded the Company in the amount of $600,000, which has been evidenced by five promissory notes bearing interest at the rate of 12%. The notes become due one year from the date of issuance. On February 14, 2000 Mr. Wallace agreed to convert the notes and all interest aggregating approximately $617,000 into 850,000 shares of the Company's common stock and 850,000 common stock purchase Warrants exercisable at $2.50 per share. The Warrants expire on February 1, 2002. On February 21, 1999 Mr. Wallace transferred 100,000 shares of common stock and 100,000 warrants to his daughter, Jessica Wallace.

     From February 28, 1998 through March 20, 1998, Mrs. Faith Shevlin loaned the Company $60,000 which has been evidenced by two promissory notes, bearing interest at the rate of 9%. Mrs. Shevlin is the mother of Barry Shevlin, the Company's CEO. On February 8, 2000, the Company paid Mrs. Shevlin the principal amount of $10,000 plus $10,375 of interest. Simultaneously therewith she assigned the balance of the notes to Barry Shevlin, the Company's CEO for value.

     From March 30, 1998 through April 6, 1998, Dr. Howard Tackett, an officer and director of the Company, loaned the Company $50,000 which has been evidenced by two promissory notes, bearing interest at the rate of 9%. The Company paid Dr. Tackett the principal amount of $30,000 and the balance of $20,000 plus interest of approximately $5,400 on the notes has not been repaid and is past due.

     From time to time the Company has made loans to Mr. Barry Shevlin, the Company's CEO, aggregating approximately $34,000. As of September 30, 1999 this loan was forgiven due to the fact that Mr. Shevlin was not compensated by the Company in 1997.

     From April 1999 through September 30, 1999 Mr. Shevlin has loaned the Company an aggregate of $44,500. The largest amount outstanding at any given time during that period was $27,500. As of September 30, 1999 the Company was indebted to Mr. Shevlin in the amount of $27,500. On February 14, 2000, the total amount due Mr. Shevlin, inclusive of the $50,000 note assigned to him by Mrs. Faith Shevlin, was $117,470. On February 14, 2000 Mr. Shevlin agreed to convert an aggregate of $117,470 of indebtedness into 120,000 shares of common stock and 120,000 common stock purchase Warrants exercisable at $2.50 per share. The Warrants expire on February 1, 2002.

     As of September 30, 1999, the Company had a note payable to Communications Group of American ("CGA") for $26,000 with interest at 12% per annum. The note payable was due January 2, 1999 and has been extended. As of September 30, 1999, all interest due under this note payable has been forgiven. CGA is a company owned by the wife of Mr. Tom Chubokus, the Company's former President.

     In addition, the Company pays commissions to CGA, which is a telecommunications sales organization. Commissions paid to CGA for the period ended September 30, 1999 were $143,101 and accounts payable to CGA was $20,895 as of September 30, 1999.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has not yet appointed independent certified public accountants to serve as auditors for Fiscal 2000. The Board is continuing to interview accounting firms, however, as of the date of this Proxy Statement, none had been selected. Meeks, Dorman & Company, P.A. audited the Company's financial statements for Fiscal 1999.

     Meeks, Dorman & Company, P.A. has declined to stand for re-election as the Company's auditors for Fiscal 2000. Meeks, Dorman advised the Company that the Company's business has become too large and diverse for it to continue to act efficiently as the Company's auditors and that it is not equipped to handle the additional work necessary to complete the Company's audit for Fiscal 2000. There have been no disagreements between the Company and Meeks, Dorman and they continue to act as a consultant to the Company.

     A representative of the firm of Meeks, Dorman & Company, P.A. is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

                                 ANNUAL REPORT

     The Company's annual report on Form 10-K for Fiscal 1999 is enclosed herewith.

                             STOCKHOLDER PROPOSALS

     Proposals by Stockholders intended to be presented at the next annual meeting to be held in 2001 must be received by the Secretary of the Company a reasonable time before the Company begins to print its proxy materials in order to be included in the proxy statement for that meeting.

                                 OTHER BUSINESS

     There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                                       PROGRESSIVE TELECOMMUNICATIONS
                                       CORPORATION

                                       James C. Watson
                                       Secretary

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION
                        601 CLEVELAND STREET, SUITE 930
                              CLEARWATER, FL 33755

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Barry L. Shevlin and James C. Watson as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of common stock of Progressive Telecommunications Corporation held of record by the undersigned on February 21, 2000, at the Annual Meeting of Stockholders to be held on March 24, 2000 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   NOMINEES: Barry L. Shevlin, James C. Watson, Dr. Howard Tackett, James Wallace, Michael Kogan, Charles M. Meeks


    [ ]  FOR all nominees listed above                                [ ]
         (except as marked to the contrary)

    [ ]  WITHHELD from all nominees listed above

          [ ] FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

                        (First Name, Second Name, M.D.)

2. To approve the Company's 2000 Equity Incentive Plan.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

3. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to BusinessMall.Com, Inc.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 THROUGH 4, INCLUSIVE.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly